UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2018 (May 9, 2018)

AMERICAN POWER GROUP CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

2503 East Poplar Street

Algona, Iowa 50511

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Financing

On May 3, 2018, American Power Group Corporation (“APGC”) and its wholly owned subsidiary American Power Group, Inc. (“APGI”) entered into a Binding Letter of Intent (“LOI”) with Dual Fuel, LLC, an Arizona limited liability company, (“DF”) and Advanced Green Innovations, LLC (“AGI”) whereby DF agreed to purchase, subject to certain conditions, 400,000,000 shares of APGC’s common stock at a purchase price of $.005 per share (the “Transaction”). DF will make an initial investment of five hundred thousand dollars ($500,000) for the purchase of one hundred million (100,000,000) shares of APGC’s common stock and commit to purchase three (3) additional separate blocks of one hundred million (100,000,000) shares within eighteen (18) months from closing of the Transaction. AGI has agreed to guaranty all payments due by DF with respect to the additional 300,000,000 shares to be purchased.

The obligations of the parties to consummate the Transaction are subject to the following conditions:

1.	The negotiation and execution of mutually satisfactory definitive agreements using their reasonable best efforts to negotiate in good faith the agreements in a timely manner.
2.	Removal of $4,200,000 of long term debt not deemed to be related to the ongoing business of providing dual fuel solutions.
3.	Execution of a Patent and Technology Purchase Agreement with M&R Development, Inc. (“M&R”) and Clean Power Technology LLC (“CPT”) relating to APGI’s dual fuel products and the simultaneous termination of APGI’s existing dual fuel licensing agreement with M&R.
4.	The right to appoint 3 of 5 directors to the Board of Directors of APGC upon closing of the Transaction for a period of thirty-six (36) months.
5.	The maturity date of APGC’s $3 million of Contingent Convertible Debt’s would be extended for 36 months. The holders would have the option at their choice to convert into shares of APGC’s common stock at market price at $.25 anytime with the balance automatically converting at the end of thirty-six (36) months into common shares at $.25 per share if not converted earlier.
6.	DF will pay APGC (i) $200,000 upon the execution of the LOI; (ii) $100,000 upon the closing of the Transaction; and (iii) $200,000 subsequent to the closing of the Transaction (in $50,000 tranches over a four month period). The remaining $1.5 million will be paid as determined over the subsequent months with approximately $1 million allocated for future technology development efforts.
7.	All warrants and stock options to purchase shares of APGC’s common stock, to the extent allowed by law would be terminated.
8.	All outstanding shares of APGC’s Convertible Preferred Stock would be converted into shares of APGC’s common stock and all accrued but unpaid dividends forgiven.

In the event APGC terminates the LOI for any reason within thirty (30) calendar days of the date of the LOI or elects not to enter into and execute definitive agreements within forty-five (45) calendar days of the date of the LOI, then APGC has agreed that its rights under the Patent and Technology Purchase Agreement are assigned to DF in consideration for the funds advanced by DF to APGC pursuant to the terms and conditions of the LOI.

Patent and Technology Purchase Agreement

On May 4, 2018, APGI entered into a Patent and Technology Purchase Agreement (the “Purchase Agreement”) with M&R and its affiliate, Clean Power Technology, LLC (collectively, the “M&R Group”) for the purchase of certain patent rights and dual fuel technology (the “DF Technology”) owned by the M&R Group.

Upon execution of the Purchase Agreement, the Exclusive Patent License Agreement dated June 17, 2009, as amended between M&R and APGI, was terminated and of no further force and effect.

APGI will pay over a period of 5 years from date of execution of the Purchase Agreement, $6,030,000 for the DF Technology consisting of (i) $5,000,000 to be paid in cash (“Cash Payment”); and (i) $1,030,000, which is the agreed upon balance of that certain Amended and Restated December 1, 2009 Promissory Note between M&R and APGI, which will be deemed fully paid upon certain events.

APGI paid the M&R Group, $100,000 upon the execution of the Purchase Agreement with the balance to be paid on a per unit sold basis as follows:

(a)	$1,000 per vehicular kit sold by APGI and $3,000 per off-road kit sold by APGI during the first two (2) years following the effective date of the Purchase Agreement.

(b)	If the cumulative payments to the M&R Group at the end of year 2 following the effective date of the Purchase Agreement are less than $625,000, then APGI would pay $2,000 per vehicular kit sold by APGI and $6,000 per off-road kit sold by the APGI during the third year following the effective date of the Purchase Agreement.

(c)	If the cumulative payments to the M&R Group at the end of year 2 following the effective date of the Purchase Agreement are equal to or greater than $625,000 and less than $1,250,000, then APGI would pay $1,500 per vehicular kit sold by APGI and $4,500 per off-road kit sold by APGI during the third year following the effective date of the Purchase Agreement.

(d)	If the cumulative payments to the M&R Group at the end of year 3 following the effective date of the Purchase Agreement are less than $2,750,000 then APGI would pay three thousand $3,000 per vehicular kit sold by APGI and $9,000 per off-road kit sold by APGI during the fourth year following the effective date of the Purchase Agreement.

(e)	Upon the fourth anniversary of the effective date of the Purchase Agreement, any unpaid Cash Payment balance would be paid in four equal quarterly installments during the fifth year following the effective date of the Purchase Agreement.

(f)	If certain agreed upon technology developments do not perform per specifications as designed and described by the M&R Group, there will be a $500,000 reduction in the Cash Payment.

APGI can prepay the Cash Payment at any time during the term of the Purchase Agreement with a prepayment discount of 10% in the first year following the effective date of the Purchase Agreement and 5% in the second year following the effective date of the Purchase Agreement and 0% thereafter.

APGI would assume full financial responsibility for up to one million sixty thousand dollars ($1,060,000) for coordinating and completing certain agreed upon technical development efforts deemed necessary to complete the next generation dual fuel technology as well as certain additional state approvals.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Binding Letter of Intent, between American Power Group Corporation, American Power Group Inc., Dual Fuel, LLC and Advanced Green Innovation, dated as of May 3, 2018.

10.2	Patent and Technology Purchase Agreement, between American Power Group, Inc., M&R Development, Inc. and Clean Power Technology, LLC, dated as of May 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

	By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Executive Officer

Date: May 9, 2018